Number 459156



                              COMPANY ACT



          CANADA
PROVINCE OF BRITISH COLUMBIA




                       CERTIFICATE OF INCORPORATION



                         I Hereby Certify that
                        KBK NO. 24 VENTURES LTD.



             has this day been incorporated under the Company Act








                             Issued under my hand at Victoria,
British Columbia
                                         on November 30, 1993

                                           /S/J S Powell

                                           JOHN S. POWELL
                                         Registrar of Companies


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Province of         Ministry of      Corporate, Central and Mobile
British Columbia    Finance and      Home Registry
                    Corporate Relations       940 Blanshard Street
                                              Victoria
                                              British Columbia
                                              V8W 3E6


                                              File Number: 459156



KBK NO. 24 VENTURES LTD.


I hereby certify that the documents attached hereto are copies of documents filed with the Registrar of Companies on November 30,
1993


                                        /S/ J S Powell

                                        JOHN S. POWELL
                                        Registrar of Companies